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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                           --------------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):             MAY 20, 1996



                              DM MANAGEMENT COMPANY
               (Exact name of registrant as specified in charter)




          DELAWARE                       0-22480               04-2973769
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
       of Incorporation)                                    Identification No.)



25 RECREATION PARK DRIVE, SUITE 200, HINGHAM, MA                02043
(Address of Principal Executive Offices)                      (Zip Code)




Registrant's telephone number, including area code:            (617) 740-2718




                                                         Total Number of Pages 5
                                                 Exhibit Index Located on Page 3

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ITEM 5. OTHER EVENTS.

     On May 20, 1996, DM Management Company ("the Company") announced that it would discontinue operations of its Carroll Reed segment. This will result in a write-down in the range of $8.0 million to $9.0 million in the fourth quarter of fiscal 1996 to bring the book value of the Carroll Reed segment's assets in line with their estimated fair market value. The Carroll Reed operations accounted for $10.0 million of the Company's total revenues of $69.0 million for the nine months ended March 30, 1996. The Company's reported loss before income taxes of $0.9 million for the nine months ended March 30, 1996 included a loss of $1.0 million from the Carroll Reed segment.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Exhibits.

20.1 Press Release dated May 20, 1996.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               DM MANAGEMENT COMPANY



Date: May 30, 1996             By: /s/ Samuel L. Shanaman
                                   -----------------------------------------
                                   Samuel L. Shanaman
                                   Authorized Officer
                                   Executive Vice President, Chief Operating
                                   Officer and Chief Financial Officer
                                   (Principal Financial Officer)

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                                  EXHIBIT INDEX


                                                    Page Number in sequentially
Exhibit No.   Exhibit                               numbered copy
- -----------   -------                               ---------------------------

20.1          Press Release dated May 20, 1996                                4









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